UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the
Securities Exchange Act

Date of Report (Date of Earliest Event Reported):  March 9, 2010

The X-Change Corporation
(Exact name of registrant as specified in its charter)

Nevada
(State or other jurisdiction of incorporation or organization)

002-41703	90-0156146
(Commission File No.)	(IRS Employer ID Number)

17120 Dallas Parkway Suite 235 Dallas TX 75248
(Address of principal executive offices)

(310).601.3165
 (Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

□  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
□   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
□   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR 240.14d-2(b))
□   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 Cancelling a Material Definitive Agreement

The X-Change Corp. (the "Company") entered into a Contract of Sale with Nydia Del Valle ("Seller") for 100 percent of the stock in Connected Media Technologies, Inc.(Connected) a Delaware Corporation. On March 9th  2010 a Majority of the Shareholders of the company deem it advisable and in the best interests of the Company remove certain Company Directors ( in accordance with Sections 2.9 and 3.5 of the BYLAWS of the company) due to misrepresentations on recent acquisitions the Company entered into to wit:

The acquisition of Connected Media Technologies, Inc. and the companies it represented that it had acquired but had never closed on said companies and did not own.

The following Directors are removed from the Board of Directors;

Nydia Del Valle, Hugo A. Castro, Felipe Tavares, Roland-Sanchez Medina, Jr. and Juan M. Chacin.

The Company will not issue 400,000,000 shares of its common stock, $.001, in restricted form to Seller for Connected.

ITEM 5.02 Departure of Directors or Principal Officers; Election of Officers; Appointment of Principal Officers.
Nydia Del Valle, Hugo A. Castro, Felipe Tavares, Roland-Sanchez Medina, Jr. and Juan M. Chacin. Were removed in accordance with a vote of the majority of the shareholders of the company. A copy of the resolution is attached hereto as “Exhibit A

ITEM 7.01 FD Disclosure

(a)           The Company filed a press release on March 10, 2010, which is attached hereto as an exhibit.

(b)           The information in this Form 8-K shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except as shall be expressly set forth by specific reference in such filing.

ITEM 9.01 Financial Statements and Exhibits

Exhibit No.	Description of Exhibit

99.1*	Shareholder Resolution

99.2*	Press Release dated March 10, 2010

__________________
* Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

THE X-CHANGE CORP.

By:   /S/ Fernando A. Gomez

       Name:  Fernando A. Gomez
                   Asst Secretary

Dated:  March 10, 2010